UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2019

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

As previously announced, on September 15, 2017, Staffing 360 Georgia, LLC (“Staffing Georgia”), a wholly-owned subsidiary of Staffing 360 Solutions, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Firstpro Inc. (“FPI”), Firstpro Georgia, LLC (“FPL”, and together with FPI, the “Sellers”), and certain individuals (the “Principals”), pursuant to which the Sellers sold substantially all of their assets to Staffing Georgia (the “Firstpro Transaction”).  The purchase price in connection with the Firstpro Transaction was $8 million, of which, (a) $4.5 million was paid at closing, (b) $825,000 (the “Quarterly Consideration”) was payable in quarterly installments of $75,000 beginning on October 1, 2017, and (c) $2.675 million (the “Deferred Consideration” and together with the Quarterly Consideration, the “Outstanding Consideration”) was payable annually in three equal installments beginning on October 30, 2018.

On February 27, 2019, Staffing Georgia, the Sellers and the Principals entered into an Amendment Agreement (the “Agreement”), pursuant to which the parties agreed that (i) Staffing Georgia will, within five (5) business days of February 27, 2019, make a single lump sum payment of $1,125,000 (the “Final Payment”) in full and final satisfaction of any Outstanding Consideration payable to the Sellers under the Asset Purchase Agreement and (ii) the Asset Purchase Agreement will be deemed automatically amended to reflect the foregoing upon delivery of the Final Payment to the Sellers by Staffing Georgia.

In addition, the Agreement also amended that certain Trademark License Agreement (the “TLA”), dated as of September 15, 2017, between Staffing Georgia and FPI, to make the term of license given thereunder perpetual.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events

On March 5, 2019, the Company announced that it had entered into the Agreement to settle the Outstanding Consideration in exchange for the Final Payment and to extend the license under the TLA in perpetuity.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment Agreement, dated February 27, 2019, by and among Staffing 360 Georgia, LLC, Firstpro, Inc., Firstpro Georgia, LLC, April F. Nagel and Philip Nagel
99.1	Press release, dated March 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2019	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Executive Chairman